SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

     Appliance Recycling Centers of America, Inc.
     ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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



                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 1998
                            ------------------------


TO THE SHAREHOLDERS OF
APPLIANCE RECYCLING CENTERS OF AMERICA, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc., a Minnesota corporation, will be held on Thursday, April 30, 1998, at 3:30 p.m. at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota, 55426 for the following purposes:

         *        To elect four directors of the Company for the coming year.


         * To approve an Amendment to the Articles of Incorporation of the Company to authorize two million shares of Preferred Stock.


         * To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year 1998.

         * To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         Only holders of record of the Company's Common Stock at the close of business on March 20, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                              By Order of the Board of Directors



                                              Denis E. Grande, Secretary

March 25, 1998

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426

                              --------------------

                                 PROXY STATEMENT

                              --------------------


                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Appliance Recycling Centers of America, Inc. (the "Company") for use at the Annual Meeting of Shareholders on April 30, 1998, and any adjournment thereof. The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is March 25, 1998.

         The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                         VOTING AND REVOCATION OF PROXY

         Only holders of record of the Company's Common Stock at the close of business on March 20, 1998, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. On March 20, 1998, there were approximately 1,136,730 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.


         Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted (i) FOR the election of all nominees for director named in this proxy statement, (ii) FOR the Amendment to the Articles of Incorporation to provide for shares of Preferred Stock, and (iii) FOR ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year 1998. While the Board of Directors knows of no other matters to be presented at the Annual Meeting, if any other matter properly comes before the meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.


         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (i) giving written notice of such revocation to the Secretary of the Company,
(ii) giving another written proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         The Board of Directors of the Company at present consists of four directors. The bylaws of the Company provide that the number of directors shall be determined by the Board of Directors. Shareholders will be asked at the Annual Meeting to elect four directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of all nominees named below. Each of the nominees named below is now a director of the Company, all have been elected by the shareholders, and each has served continuously as a director of the Company since the year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. If a quorum is present and voting, directors are elected by a majority of the votes cast for the election of directors at the Annual Meeting.


                                                                        DIRECTOR
                 NAME          POSITION WITH THE COMPANY          AGE    SINCE
         -----------------     -------------------------          ---    -----

         Edward R. Cameron     Chairman of the Board, Director,    57     1976
                               President and Chief Executive
                               Officer

         George B. Bonniwell   Director                            58     1993

         Duane S. Carlson      Director                            62     1990

         Harry W. Spell        Director                            74     1991


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS


DIRECTORS AND NOMINEES

         The following discussion sets forth certain information for at least the last five years with respect to the directors and nominees of the Company. The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

         EDWARD R. CAMERON is the founder and has been the President of the Company since its inception in 1976. He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company. Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses. Mr. Cameron has a bachelor of science degree in business administration from Montana State University.

         GEORGE B. BONNIWELL has been a director of the Company since 1993. From 1969 to 1993 when he retired, Mr. Bonniwell was employed by Craig-Hallum, Inc., a regional investment banking and brokerage firm, most recently as senior vice president/director of corporate finance. He was president and chief executive officer of Craig-Hallum, Inc. from 1976 to 1985.


         DUANE S. CARLSON has been a director of the Company since 1990. Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991. From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment. He was a founder of NetStar, Inc. and was a member of its board of directors. NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now operated as the High Performance Networking Division of Ascend. He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (now Apertus Technologies) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors.


         HARRY W. SPELL has been a director of the Company since 1991. Mr. Spell has been retired since 1988. From 1949 to 1988, he was employed in various capacities by Northern States Power Company, most recently as senior vice president-finance and chief financial officer. Mr. Spell serves as chairman of the board of directors and a member of the executive committee for Eagle Pacific Industries, Inc. and Chairman of Spell Capital Partners, LLC, a private equity and buyout firm.


ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS


         The property, affairs and business of the Company are managed by or under the direction of the Board of Directors. In 1997, the Board of Directors met six times. The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee. During 1997, the Audit Committee met two times and the Compensation and Benefits Committee met once. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.


         AUDIT COMMITTEE. The Audit Committee of the Board of Directors is responsible for relations with the Company's independent auditors, for review of internal auditing functions and controls and for review of financial reporting policies to assure full disclosure of financial conditions. The Company's three nonemployee directors, George B. Bonniwell, Duane S. Carlson and Harry W. Spell, serve on the Audit Committee.


         COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee of the Board of Directors is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses. The Compensation and Benefits Committee also administers and makes grants under the Company's 1989 Stock Option Plan and the Company's 1997 Stock Option Plan. The Company's three nonemployee directors, George B. Bonniwell, Duane S. Carlson and Harry W. Spell, serve on the Compensation and Benefits Committee.


         The Board of Directors does not have a separate nominating committee and the entire Board serves in such capacity.


COMPENSATION OF DIRECTORS

         The Company has four directors at present, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. Nonemployee directors of the Company receive an annual fee of $5,000 for their service as directors.


STOCK OPTION PLANS


         Pursuant to the November 1992 amendments to the Company's 1989 Stock Option Plan (the "1989 Plan"), all nonemployee directors then holding office were automatically granted nonqualified stock options to purchase 3,750 shares at an exercise price equal to the fair market value of the Common Stock at the date of grant, subject to adjustment. Each nonemployee director subsequently elected to the Board of Directors was automatically granted a similar option on the date of his or her election. The 1989 Plan provided that every third year after the initial grant, each nonemployee director would automatically be granted an additional option to purchase 3,750 shares upon reelection to the Board of Directors by the shareholders. Each such option vests in monthly installments over a 36-month period and is exercisable for a period of five years from the date of grant.

         Upon approval in 1997 by the shareholders of the 1997 Stock Option Plan (the "1997 Plan"), no additional grants under the 1989 Plan will be made to nonemployee directors. The 1997 Plan is administered by the Compensation and Benefits Committee of the Board of Directors or the full Board of Directors acting as the Committee (the "Committee"). Under the 1997 Plan, each nonemployee director will receive an annual automatic, nondiscretionary award, beginning in 1999, of options to purchase 2,000 shares of Common Stock pursuant to the 1997 Plan. Each option becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant. The exercise price of an option shall be equal to the fair market value of the Common Stock on the date the option is granted.

         Employees of the Company are eligible to receive awards of options to purchase Common Stock pursuant to the 1997 Plan and, to the extent shares are available, the 1989 Plan. The Board of Directors or the Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the respective Plan and the applicable provisions of the Internal Revenue Code.


         The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company's stock ("10% Holder"), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the Common Stock on the date the option is granted.


         Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company. Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.


         Unless otherwise specifically provided in an optionee's agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


         The following discussion sets forth certain information for at least the last five years with respect to current executive officers who are not directors of the Company.


                                                                        OFFICER
               NAME            POSITION WITH THE COMPANY        AGE      SINCE
         ----------------      -------------------------        ---      -----

         Glynnis A. Jones      Vice President of                 44      1989
                               Corporate Planning

         Kent S. McCoy         Chief Financial Officer           40      1991

         Morgan J. Wolf        Vice President of Operations      55      1997


         GLYNNIS A. JONES has been Vice President of Corporate Planning for the Company since 1989. From 1988 to the time she joined the Company, Ms. Jones was a partner in The Point Environmental Consulting, Inc. From 1985 to 1988, Ms. Jones was employed by the Metropolitan Council of the Twin Cities Area as grant program administrator for the landfill abatement program.

         KENT S. MCCOY was promoted to Chief Financial Officer of the Company in January 1998. He had served as Vice President of Finance for the Company since 1995, Vice President since 1991 and Treasurer since November 1992. Prior to joining the Company, Mr. McCoy was employed by Apertus Technologies, Inc. (formerly known as Lee Data Corporation), a manufacturer of computer equipment, from 1982 to 1991 at various positions of increasing responsibility including accounting manager, division controller, director of internal audit and director of financial analysis. Mr. McCoy became director of purchasing for Apertus Technologies, Inc., in January 1990.
Mr. McCoy is a certified public accountant.


         MORGAN J. WOLF has been Vice President of Operations for the Company since December 1997. From 1996 to 1997, Mr. Wolf was General Manager of the Company's Minnesota retail and recycling operations. Mr. Wolf joined the Company in 1995 as National Quality Control Manager. Prior to joining the Company, from 1994 to 1995, Mr. Wolf was employed by Best Buy Co. as national parts manager. From 1964 to 1994, Mr. Wolf was employed by Sears throughout the Midwest in various positions, including retail appliance manager, central service manager, sales promotion manager, district product services manager and retail store manager. Mr. Wolf retired from Sears in 1994.

                             EXECUTIVE COMPENSATION


REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

         The Compensation and Benefits Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors. The Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses. The Committee also administers and makes grants under the Company's 1989 Stock Option Plan and either the Committee or the entire Board may administer and make grants under the Company's 1997 Stock Option Plan.


         Annual compensation for the Company's executive officers, other than the President, is recommended by the President and approved by the Committee. The individual salary recommendations may vary based on the President's perception of the value of that position to the Company, the executive's individual performance and the President's views as to comparative compensation for like positions at other companies. The annual compensation for the President is recommended by the Compensation and Benefits Committee and approved by the Board of Directors.


         The Company believes that compensation of the Company's key executives should be sufficient to attract and retain highly-qualified personnel, and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long-term and short-term performance goals including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

         Compensation of the Company's executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options. The Company does not utilize a formulaic approach to executive base compensation. In principle, the Company's executive compensation approach is to place each officer's salary compensation, excluding bonus, in the mid range of executive compensation levels for companies of a similar size. The Company currently provides no retirement benefits to its executive officers except for the 401(k) Plan.

         The amount of any bonus awarded under the Company's bonus plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

         The salary of one executive officer was increased for 1997 by approximately 8% and the salary of a second executive officer was increased for 1997 by approximately 6%. No executive officer received a bonus for 1997. Mr. Cameron received no salary increase or bonus in 1997.

         Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company. Option grants for all officers other than the President are recommended by the President. Options were granted in 1997 to executive officers to purchase 15,000 shares of Common Stock at exercise prices between $2.375 and $2.625 per share.

         The compensation for Edward R. Cameron, the Company's President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers. The Committee considers its members' views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron's performance and contributions to the Company, recommending a salary, bonus and stock options for the Board of Directors' approval. There is no specific formulaic tie between the Company's goals and performance and the Committee's recommendation; instead, the Committee's judgment and discretion is used in its recommendations to the Board of Directors.

         The Committee has reviewed the provisions of Internal Revenue Code
Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers in the near future.


March 23, 1998


                                         The Compensation and Benefits Committee

                                         George B. Bonniwell
                                         Duane S. Carlson
                                         Harry W. Spell

PERFORMANCE GRAPH


         The following graph compares cumulative total shareholder returns on the Company's Common Stock over the last five fiscal years with the Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Index for Industrial & Commercial Services - Pollution Control and Waste Management Companies, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends. The following graph has been revised for all periods to give effect to the Company's one-for-four reverse stock split, effective February 21, 1997.



[Chart]



                                               -----------------------------------------------------
                                                                  YEAR ENDING
                                               -----------------------------------------------------
                                                12/92    12/93    12/94    12/95    12/96    12/97
---------------------------------------------- -------- -------- -------- -------- -------- --------
Appliance Recycling Centers of America, Inc.    100.00    93.22    27.32    31.36     4.24     3.81
---------------------------------------------- -------- -------- -------- -------- -------- --------
NASDAQ Stock Market (U.S. Companies)            100.00   114.80   112.21   158.70   195.20   239.53
---------------------------------------------- -------- -------- -------- -------- -------- --------
DOW Jones Industrial Average                    100.00    74.00    76.35    85.74    92.15    99.31
---------------------------------------------- -------- -------- -------- -------- -------- --------




         The Company's Common Stock is currently traded on the Nasdaq SmallCap Market under the symbol ARCI. The Common Stock was traded on the Nasdaq National Market System from January 8, 1993 to February 25, 1997. Prior to that time, the Common Stock was traded on the Nasdaq SmallCap Market from November 7, 1991 until January 7, 1993, and prior to November 7, 1991, on the local over-the-counter market.


         The last sales price on March 18, 1998 was $2.375.

SUMMARY COMPENSATION TABLE


         The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer for each of the last three fiscal years. No other executive officer of the Company received salary and bonus in 1997 in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                              ANNUAL COMPENSATION          AWARDS(1)
                                         ------------------------------   ------------


                                                                           SECURITIES       ALL OTHER
                                                                           UNDERLYING     COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)    OPTIONS(#)(2)        ($)(3)
-------------------------------------    ----    ---------    --------    -------------   ------------
Edward R. Cameron                        1997    $150,046        ---           ---            $  0
 Chairman of the Board, President        1996     150,032        ---           ---             650
 and Chief Executive Officer             1995     150,032        ---           ---             289



----------

(1) The Company has no Long-Term Incentive Plan as defined by Item 402(a)(7)(iii) of SEC Regulation S-K.

(2) No stock options were granted in 1997, 1996 or 1995 to the executive officer listed.


(3)      Matching contributions to Company's 401(k) plan.



STOCK OPTIONS


         The following table provides certain information with respect to stock options exercised under the Company's stock option Plans in fiscal 1997 by the named executive officer and the value of such officer's unexercised options at December 31, 1997.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF
                                                        SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES                              AT FY-END(#)                    AT FY-END($)
                        ACQUIRED          VALUE      ----------------------------   ----------------------------
       NAME           ON EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
       ----           --------------   -----------   -----------    -------------   -----------    -------------
Edward R. Cameron          ---            ---           ---             ---            ---            ---


BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of March 20, 1998 (unless a different date is specified) the number of shares of Common Stock beneficially owned by each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, by each current executive officer of the Company named in the Summary Compensation Table herein, by each director and by all current executive officers and directors as a group.


BENEFICIAL OWNER                           POSITION              NUMBER OF SHARES            PERCENT OF
----------------                         WITH COMPANY          BENEFICIALLY OWNED(1)       OUTSTANDING(2)
                                         ------------          ---------------------       --------------
Edward R. Cameron                  Chairman of the Board,
  7400 Excelsior Boulevard           President and Chief
  Minneapolis, MN 55426              Executive Officer............. 302,689                     26.6%


George B. Bonniwell                Director ......................... 9,233(3)(4)                   *


Duane S. Carlson                   Director ......................... 6,875(4)                      *

Harry W. Spell                     Director ......................... 2,500(4)                      *


All executive officers
  and directors as a
  group (7 persons) ............................................... 351,077(3)(4)               30.2%


Perkins Capital Mgmt., Inc. ........................................ 38,127(5)                   3.4%

The Perkins Opportunity Fund ....................................... 87,500(5)                   7.7%
  730 East Lake Street
  Wayzata, MN 55391


-----------------------
* Represents less than 1%

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2) Applicable percentage of ownership is based on approximately 1,136,730 shares of Common Stock outstanding as of March 20, 1998, together with applicable options for such shareholder.

(3)      Includes 8 shares beneficially owned by a child of Mr. Bonniwell.


(4) Includes shares which could be purchased within 60 days upon the exercise of existing stock options, as follows: Mr. Bonniwell, 6,250 shares; Mr. Carlson, 2,500 shares; Mr. Spell, 2,500 shares; and all directors and current executive officers as a group, 26,250 shares.

(5) According to a Schedule 13G dated January 30, 1998, Perkins Capital Management, Inc. ("Perkins Capital") beneficially owned 38,127 shares of Common Stock as a result of serving as investment advisor to various clients, and The Perkins Opportunity Fund beneficially owned 87,500 shares (of which Perkins Capital disclaims beneficial interest). Perkins Capital has sole dispositive power as to all 125,627 shares and sole voting power as to 91,750 shares.



BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, its executive officers and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of Common Stock and any subsequent changes in that ownership. The Company believes that the filing requirements for the last fiscal year were satisfied. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports that they have filed with the Securities and Exchange Commission.

                                  PROPOSAL TWO

           APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION


         In March 1998, the Board of Directors of the Company adopted an amendment to the Company's Articles of Incorporation authorizing up to two million shares of Preferred Stock of the Company ("Preferred Stock"), which may be issued from time to time in one or more series. The Board of Directors is specifically authorized to establish the number of shares of Preferred Stock in any series and to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions on each series of Preferred Stock. Such Preferred Stock is commonly referred to as "blank check" preferred stock.

         The Board of Directors has adopted, subject to approval by the shareholders of the Company, the Amendment to the Articles of Incorporation (the "Amendment") to authorize the Preferred Stock in the form attached hereto as Appendix I. No other provisions of the Articles of Incorporation are affected by the Amendment.


         Subject to any special voting rights provided for any series of Preferred Stock, holders of Preferred Stock will generally have the right to vote as a single class with the holders of Common Stock on all matters coming before the Company's shareholders, except matters for which a class vote is required by the terms of the Preferred Stock or by the Minnesota Business Corporation Act.


         The Company believes that the authority to issue shares of Preferred Stock would give the Company needed flexibility to raise additional capital to properly serve the best interests of its shareholders. The issuance of Preferred Stock could provide funds for needed capital projects at a lower cost than additional borrowings. The shares of Preferred Stock would be issuable in series, each such series to have such terms and conditions, including voting rights, dividend and other rights, as the Board of Directors determines. Accordingly, with the approval by the shareholders of the Amendment, the Board of Directors would be able to issue shares of Preferred Stock in various series with such specific terms and conditions as they consider to be in the best interest of the Company, without the delay and cost involved in calling a special shareholders meeting to approve specific terms. The need to call such a special meeting could effectively prevent the Company from taking advantage of financing or investment opportunities where timing is crucial. The Board of Directors believes that the creation of the Preferred Stock is in the best interest of the Company.



VOTE REQUIRED

         The affirmative vote of not less than a majority of the Common Stock represented either in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                 PROPOSAL THREE

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS


         The Board of Directors has selected the firm of McGladrey & Pullen, LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending January 2, 1999. If the shareholders do not ratify the appointment of McGladrey & Pullen, LLP or for other appropriate reasons, the appointment will be reconsidered by the Board of Directors. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions by shareholders.


         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voting on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.

                            PROPOSALS OF SHAREHOLDERS

         Any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 1999 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than November 24, 1998.

                                 OTHER BUSINESS

         At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote proxies received in response to this solicitation in accordance with their best judgment on such matters.

                             FINANCIAL INFORMATION;
                           ANNUAL REPORT ON FORM 10-K


         The Company's 1997 Annual Report to Shareholders, including but not limited to the consolidated balance sheets as of January 3, 1998 and December 28, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ended January 3, 1998, accompanies these materials. A copy of the 1997 Annual Report to Shareholders may be obtained without charge upon request. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to the Chief Financial Officer, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, MN 55426.


                                            By Order of the Board of Directors


                                            Denis E. Grande, Secretary
March 25, 1998

                                                                      Appendix I


                   AMENDMENT TO THE ARTICLES OF INCORPORATION


         Article 3, paragraph A, of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                          "ARTICLE 3. AUTHORIZED SHARES

         The total number of shares of capital stock which the corporation shall have authority to issue is twelve million (12,000,000) shares, of which ten million (10,000,000) shares shall be Common Stock, without par value, and two million (2,000,000) shares shall be Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the par value; the rate of dividends upon which and the times at which dividends of shares of such series shall by payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       For Annual Meeting of Shareholders
                                 April 30, 1998

         The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 20, 1998 at the Annual Meeting of Shareholders to be held on April 30, 1998, or at any adjournment thereof, upon the following matters:


1.   Election of the following nominees as directors: Edward R. Cameron, George
     B. Bonniwell, Duane S. Carlson, Harry W. Spell.

      (FOR ALL        (WITHHELD FOR      FOR ALL NOMINEES EXCEPT THE FOLLOWING:
      NOMINEES)        ALL NOMINEES)     (MARK NO BOX AND WRITE THE NAME(S) OF
                                         THE NOMINEE(S) WITHHELD IN THE SPACE
                                         PROVIDED BELOW.)
        |_|                |_|

--------------------------------------------------------------------------------


2. Approval of the Amendment to the Articles of Incorporation of the Company to authorize two million shares of Preferred Stock.


             FOR                 AGAINST                 ABSTAIN
             |_|                   |_|                     |_|

--------------------------------------------------------------------------------

3. Ratification of appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year 1998.

             FOR                 AGAINST                 ABSTAIN
             |_|                   |_|                     |_|

     In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.


                     (Please sign and date on reverse side.)
--------------------------------------------------------------------------------
                          (continued from other side)


     Please mark, date, sign and mail this proxy promptly in the enclosed envelope.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.


     The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement furnished therewith dated March 25, 1998.

     Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

Dated:                                 , 1998.
      ---------------------------------


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                  Signature